Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Roan Resources, Inc. of our report dated September 24, 2018 relating to the statements of revenues and direct operating expenses of certain oil and natural gas properties contributed by Linn Energy, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

July 16, 2019